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                                                                  Exhibit 21.1
                              CHARTER SUBSIDIARIES

Charter Communications Operating, LLC
Charter Communications Properties LLC
Cencom Cable Entertainment, LLC
Charter Communications Entertainment, LLC
Charter Communications Entertainment I, LLC
Charter Communications Entertainment II, LLC
American Cable Entertainment Company, LLC
Charter Advertising Saint Louis, L.L.C.
Long Beach, LLC
Charter Communications Services, LLC
Charter Cable Operating Company, LLC
Marcus Cable Partners, L.L.C.
Marcus Cable, Inc.
Marcus Cable Associates, L.L.C.
Marcus Cable of Alabama, L.L.C.
Marcus Fiberlink, L.L.C.
Charter Communications, L.L.C.
Peachtree Cable TV, LLC
Peachtree Cable TV, L.P.
CF Finance LaGrange, Inc.
Charter-LaGrange, L.L.C.
Charter RMG, LLC
Renaissance Media Group LLC
Renaissance Media Capital Corporation
Renaissance Media (Tennessee), LLC
Renaissance Media (Louisiana), LLC
Renaissance Media LLC
Charter-Helicon, LLC
Helicon Partners I, LP
The Helicon Group, L.P.
Helicon Network Solutions, L.P.
Helicon Online, L.P.
Helicon Capital Corp.
HPI Acquisitions Co. LLC
Vista Broadband Communications, LLC
Interlink Communications Partners, LLC
Rifkin Acquisition Partners, L.L.C.
Rifkin Acquisition Capital Corp.
CCO Property, LLC
CCO Purchasing, LLC
Robin Media Group, Inc.
Cable Equities of Colorado Management Corp.
Cable Equities Colorado L.L.C.
Tennessee, LLC
CC VII Holdings, LLC
Charter Communications VII, LLC
Falcon Cable Communications, LLC
Falcon Funding Corporation
Falcon Media Investors Group (CA LP)
Falcon Cable Media (CA LP)
Falcon Community Investors, LP (CA LP)
Falcon Community Cable, LP
Falcon Community Ventures I, LP
Bend Cable Communications, LLC
Central Oregon Advertising, LLC
Falcon Cable Systems Company II, LP
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                              CHARTER SUBSIDIARIES (cont.)

Falcon Equipment Company, LLC
SFC Transmissions
Falcon Pacific Microwave
Falcon Investors Group, Ltd.
Falcon Cablevision (CA LP)
212 Seventh Street
Falcon Telecable (CA LP)
Falcon/Capital Cable G.P.
Falcon Lake Las Vegas Cablevision, LP
Falcon/Capital Cable Partners, LP
Falcon Telecable Investors Group (CA LP)
Falcon Telecom, LP
Falcon First, Inc.
Falcon Video Communications Investors, LP
Falcon Video Communications, LP
Falcon First Cable of New York, Inc.
Wilcat Transmission Co, Inc.
Falcon First Cable of the Southeast, Inc.
Plattsburgh Cablevision, Inc.
Falcon First Holdings, Inc.
Ausable Cable TV, Inc.
FF Cable Holdings, Inc.
Cedar Bluff Cablevision, Inc.
Athens Cablevision, Inc.
Eastern Mississippi Cablevision, Inc.
Dalton Cablevision, Inc.
Lauderdale Cablevision, Inc.
Multivision of Commerce, Inc.
Scottsboro Cablevision, Inc.
Multivision Northeast, Inc.
Scottsboro TV Cable, Inc.
CC V Holdings, LLC
CC Michigan, LLC
Charter Communications V, LLC
Cross Country Cable, LLC
CC New England, LLC
CC V.com LLC
Hometown TV, Inc.
CC V Holdings Finance, Inc.
CC V Finance, Inc.
CC VI Holdings, LLC
CC VI Operating, LLC
Charter Communications VI, LLC
Cable Systems, Inc.
Tioga Cable Company, Inc.
ARH Ltd.
Hornell Television Services, Inc.